UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.
001-38646	Dow Inc.	Delaware	30-1128146
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000

001-03433	The Dow Chemical Company	Delaware	38-1285128
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange
The Dow Chemical Company	0.500% Notes due March 15, 2027	DOW /27	New York Stock Exchange
The Dow Chemical Company	1.125% Notes due March 15, 2032	DOW /32	New York Stock Exchange
The Dow Chemical Company	1.875% Notes due March 15, 2040	DOW /40	New York Stock Exchange
The Dow Chemical Company	4.625% Notes due October 1, 2044	DOW /44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On August 16, 2021, The Dow Chemical Company (the “Company”), issued a press release announcing that it has commenced cash tender offers (the “Tender Offers”) to purchase certain of its debt securities and certain debt securities of Rohm and Haas Company, a wholly owned subsidiary of the Company (collectively, the “Notes”), in an aggregate purchase price (excluding Accrued Interest (as defined below)) of up to $1.48 billion (the “Maximum Tender Offer Amount”) upon the terms and subject to the conditions set forth in the Offer to Purchase (the “Offer to Purchase”). The Tender Offers will expire at 11:59 p.m., New York City time, on September 13, 2021 (the “Expiration Time”), unless extended or earlier terminated with respect to any Tender Offer.

The consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will be determined in the manner described in the press release furnished as Exhibit 99.1 hereto and the Offer to Purchase by reference to a specified fixed spread for the Notes plus the yield based on the bid-side price of a specified U.S. Treasury Reference Security at 10:00 a.m., New York City time, on August 30, 2021, unless otherwise extended by us as described in the Offer to Purchase.

The settlement date for the Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on August 27, 2021, (the “Early Tender Deadline”) and accepted for purchase is expected to be August 31, 2021, the second business day after the Early Tender Deadline (the “Early Settlement Date”). The settlement date for the Notes validly tendered after the Early Tender Deadline but at or prior to the Expiration Date and accepted for purchase is expected to be September 15, 2021, the second business day after the Expiration Time (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”), if the Maximum Tender Offer Amount of applicable Notes is not purchased on such Early Settlement Date.

Holders whose Notes are validly tendered and accepted for purchase will also receive accrued and unpaid interest on their Notes from the last interest payment date to, but not including, the date of the applicable Settlement Date less any applicable withholding taxes (“Accrued Interest”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press Release issued by The Dow Chemical Company, dated August 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2021

Dow Inc. The Dow Chemical Company

By:	/s/ Ronald C. Edmonds
Ronald C. Edmonds Controller and Vice President of Controllers and Tax